Exhibit 99.1

ENDRA Life Sciences Provides Business Update and Reports Fourth Quarter and Full Year 2019 Financial Results

ANN ARBOR, Michigan - March 26, 2020 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), today provided a business update and reported fourth quarter and full year 2019 financial results.

“I am proud of the many, notable achievements ENDRA has made over the last year, which have given us strong forward momentum as we move towards our goal of bringing our breakthrough liver fat measurement application of the TAEUS technology to the EU and U.S. markets,” said Francois Michelon, Chairman and Chief Executive Officer. “Like others in our industry, we continue to monitor and evaluate the near and long term potential impacts of the COVID19 pandemic, and are making required adjustments to ensure ENDRA remains well positioned to deliver on our plans.”

Key 2019 Highlights
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Submitted CE Mark technical file for TAEUS liver device in the EU.
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Completed two-part, first in-human feasibility study of TAEUS liver application at Robarts Research Institute and reported top-line results.
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Announced new clinical study partnerships with two leading clinical institutions.
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Expanded leadership team with new Chief Commercial Officer, Renaud Maloberti, and Vice President of Engineering and Programs, Amy Sitzler.
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Increased intellectual property portfolio to 64 filed, issued and licensed patents and pending patent applications.

Subsequent Events in Q1 2020
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Received CE Mark Approval for TAEUS FLIP (Fatty Liver Imaging Probe) System targeting Non-Alcoholic Fatty Liver Disease (“NAFLD”) and Non-Alcoholic Steatohepatitis (“NASH”).
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Renewed collaboration agreement with the GE Healthcare unit of General Electric Company (“GE”), extending the agreement’s term to January 2021.
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Expanded Scientific Advisory Board with the addition of Raza Malik, M.D., Director of Hepatology and Associate Chief of the Division of Gastroenterology at Tufts Medical Center in Boston.

“Results generated from our feasibility study in 2019 and strong clinical reception to our ongoing pre-commercial activities have reinforced our excitement about the potential for the TAEUS liver fat application. We continue to believe it is well positioned to address a significant clinical need and technology gap for a safe, non-invasive, cost-effective and point-of-care tool to assess liver fat in patients with chronic liver conditions like NAFLD and NASH,” continued Michelon. “With the receipt of the CE Mark approval for TAEUS liver system, which was earlier than anticipated, we are looking forward to ramping up our initial commercialization efforts in Europe and making our regulatory filing in the U.S. in the second quarter of 2020.”

Financial Results for Year Ended December 31, 2019
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Operating expenses increased to $10.8 million in FY 2019 from $9.0 million in FY 2018. The increase was due almost exclusively to increased costs associated with the development of our TAEUS product line.
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Net loss in FY 2019 totaled $13.3 million, and after a non-cash deemed dividend related to the issuance of preferred stock of $4.2 million the loss was $17.5 million, or ($2.34) per basic and diluted share, as compared to a net loss of $9.8 million, or ($2.17) per basic and diluted share in FY 2018.
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Cash at December 31, 2019 totaled $6.2 million, as compared to $6.5 million at December 31, 2018, with no long-term debt outstanding. The decrease of cash is a result of our spending for normal operations offset by our funding throughout the year.

2020 Goals & Milestones
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Initiate EU commercial strategy with an emphasis on establishing clinical evaluation reference sites in target markets and executing TAEUS product marketing communication and education campaigns.
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Bolster and finalize 510(k) regulatory package with important additional verification testing targeting submission to the Food and Drug Administration (FDA) in the second quarter of 2020.
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Begin measured investment in commercial activities and organization to support pre-launch and early commercial stage activities in partnership with GE.
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Engage additional clinical partners and grow the clinical evidence base supporting TAEUS utility in a clinical setting.
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Current cash position expected to be sufficient to fund operations through initial commercialization activities.

Conference Call and Webcast Access
Management will host a conference call and webcast today at 4:30 p.m. ET to discuss the results and provide an update on recent corporate developments.

Dial-in Number
U.S./Canada Dial-in Number: 844-602-0380
International Dial-in Number: 862-298-0970

Replay Dial-in Number: 877-481-4010
Replay International Dial-in Number: 919-882-2331
Replay Passcode: 33509

A telephone replay will be available March 26, 2020 through 4:30 p.m. ET on April 9, 2020.

A live audio webcast will be available through the Events and Presentations page of the Investors section of the company’s website at www.endrainc.com. A replay of the webcast will be available on the website for 90 days.

About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), a ground-breaking technology that mirrors some applications similar to CT or MRI, but at 50X lower cost, at the point of patient care. TAEUS is designed to work in concert with one million ultrasound systems in global use today. TAEUS is initially focused on the measurement of fat in the liver, as a means to assess and monitor NAFLD and NASH, chronic liver conditions that affect over 1 billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures. www.endrainc.com

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, estimates of the timing of future events and achievements, such as the expectations listed above under the heading “2020 Guidance”; making our 510(k) submission with the FDA and commercializing the TAEUS device; and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; the impact of COVID-19 on our business plans; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MacDougall
Amanda Houlihan
(781) 235-3060
endra@macbiocom.com

ENDRA Life Sciences Inc.
Consolidated Balance Sheets

	December 31,	December 31,
Assets	2019	2018
Assets
Cash	$6,174,207	$6,471,375
Prepaid expenses	116,749	145,424
Inventory	113,442	59,444
Other current assets	130,701	273,315
Total Current Assets	6,535,099	6,949,558
Other Assets
Fixed assets, net	236,251	273,233
Right of use assets	404,919	-
Total Assets	$7,176,269	$7,222,791

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$1,708,525	$974,583
Convertible notes payable, net of discount	298,069	-
Lease liabilities, current portion	66,193	-
Total Current Liabilities	2,072,787	974,583

Long Term Debt:
Lease liabilities	342,812	-
Total Long Term Debt	342,812	-

Total Liabilities	2,415,599	974,583

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 6,338.490 shares issued and outstanding	1	-
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; 351.711 shares issued and outstanding	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 8,421,401 and 7,422,642 shares issued and outstanding	842	742
Additional paid in capital	49,933,736	33,939,162
Stock payable	43,528	-
Accumulated deficit	(45,217,437)	(27,691,696)
Total Stockholders’ Equity	4,760,670	6,248,208
Total Liabilities and Stockholders’ Equity	$7,176,269	$7,222,791

ENDRA Life Sciences Inc.
Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Revenue	$-	$6,174

Cost of Goods Sold	-	-

Gross Profit	-	6,174

Operating Expenses
Research and development	6,574,999	4,722,465
Sales and marketing	412,434	262,641
General and administrative	3,856,159	3,752,535
Impairment of inventory	-	287,541
Total operating expenses	10,843,592	9,025,182

Operating loss	(10,843,592)	(9,019,008)

Other Expenses
Amortization of debt discount	(2,355,469)	(729,241)
Other expense	(106,903)	(48,012)
Total other expenses	(2,462,372)	(777,253)

Loss from operations before income taxes	(13,305,964)	(9,796,261)

Provision for income taxes	-	-

Deemed dividend related to Preferred Stock	$(4,219,777)	-

Net Loss attributable to common stockholders	$(17,525,741)	$(9,796,261)

Net loss per share – basic and diluted	$(2.34)	$(2.17)

Weighted average common shares – basic and diluted	7,499,984	4,504,873

ENDRA Life Sciences Inc.
Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(13,305,964)	$(9,796,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80,577	68,316
Common stock, options and warrants issued for services	1,399,547	1,367,762
Amortization of debt discount	2,355,469	729,241
Impairment of other assets	249,256	-
Impairment of inventory	-	287,541
Amortization of right of use assets	34,434	-
Changes in operating assets and liabilities:
Increase in accounts receivable	-	6,850
Increase in prepaid expenses	28,675	(77,928)
Decrease in lease liability	(30,348)	-
Increase in inventory	(53,998)	(155,305)
Decrease in other asset	(106,642)	(259,066)
Increase in accounts payable and accrued liabilities	760,143	126,368
Net cash used in operating activities	(8,588,851)	(7,702,481)

Cash Flows from Investing Activities
Purchases of fixed assets	(43,595)	(100,000)
Net cash used in investing activities	(43,595)	(100,000)

Cash Flows from Financing Activities
Proceeds from senior secured convertible promissory notes, net of fees	2,490,501	935,300
Proceeds from issuance of Series A Convertible Preferred Stock	5,344,257	-
Proceeds from issuance of Series B Convertible Preferred Stock	375,520	-
Proceeds from issuance of common stock	125,000	7,736,678
Net cash provided by financing activities	8,335,278	8,671,978

Net decrease in cash	(297,168)	869,497

Cash, beginning of period	6,471,375	5,601,878

Cash, end of period	$6,174,207	$6,471,375

Supplemental disclosures of cash items
Interest paid	$-	$40,085
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Discount on convertible notes	$2,490,501	$587,541
Conversion of convertible notes and accrued interest	$140,406	$1,077,000
Exchange of balance in convertible notes and accrued interest for Series A preferred stock	$1,943,195
Deemed Dividend	$4,219,777
Right of use asset	$404,919	$-
Lease liability	$409,005	$-